                                                                                                                                       EXHIBIT B-1

                                                       BORROWING REQUEST

Credit Suisse First Boston,

  as Administrative Agent

Eleven Madison Avenue

New York, New York  10010

Attention:

                                                    THE TITAN CORPORATION

Gentlemen and Ladies:

This Borrowing Request is delivered to you pursuant to Section 2.7 of the Senior Secured Credit Agreement, dated as of February __, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Titan Corporation (the “Borrower”), the various financial institutions as are or may become parties thereto (collectively, the “Lenders”), Credit Suisse First Boston, as administrative agent for the Lenders (the “Administrative Agent”), First Union Securities, Inc., as Syndication Agent, and The Bank of Nova Scotia, as Documentation Agent. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The Borrower hereby requests that a [Revolving Loan] [Multi-Draw Term Loan] [Term B Loan] [Term C Loan] [Swing Line Loan] be made in the aggregate principal amount of $                on            ,           as a *[LIBO Rate Loan having an Interest Period of [two weeks] [one] [two] [three] [six] [nine] [twelve] month(s)] [Base Rate Loan].

The Borrower hereby acknowledges that, pursuant to Section 5.2(b) of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitute a representation and warranty by the Borrower that, on the date of such Loans, both immediately before and after giving effect thereto and to the application of the proceeds therefrom, the statements set forth in Section 5.2(a) of the Credit Agreement are true and correct (it being understood that such representations and warranties not qualified by reference to materiality or Material Adverse Effect are true and correct in all material respects).

The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will immediately so notify the Administrative Agent.  Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct in all material respects at the date of such Borrowing as if then made.

Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

Amount to be Transferred		Name, Account No., Address, etc.
Person to be Paid
$		Attention:
$		Attention:
$ Balance of such proceeds		Attention:

IN WITNESS WHEREOF, the Borrower has caused this Borrowing Request to be executed and delivered, and the certification and representations and warranties contained herein to be made, by its duly Authorized Officer this __ day of ____________, ____.

THE TITAN CORPORATION

By

  Name:

  Title:

*           Insert appropriate interest rate option and, if applicable, the number of weeks or months with respect to LIBO Rate Loans.  Note that Swing Line Loans must be made as Base Rate Loans.